                    WESTERFED FINANCIAL CORPORATION ANNOUNCES
                  FIRST QUARTER EARNINGS AND QUARTERLY DIVIDEND


         Missoula, Montana -- October 21, 1996 -- WesterFed Financial Corporation (the "Company") (NASDAQ - WSTR), holding company for Western Federal Savings Bank of Montana (the "Bank"), announced earnings for the first quarter ended September 30, 1996 of $1.2 million, or $0.29 per share before a one-time after tax charge to earnings of $1.4 million, or $0.33 per share, for a special assessment to recapitalize the Savings Association Insurance Fund ("SAIF"). The $1.2 million reported earnings before the SAIF assessment was a 9.1% increase over the quarter ended September 30, 1995 reported earnings of $1.1 million, or $0.25 per share (see footnote 1). Earnings after the SAIF assessment were a net loss of $200,000 for the quarter ended September 30, 1996.
         The special SAIF assessment is the result of recently passed federal legislation affecting all savings associations nationwide and is designed to recapitalize the SAIF. The deposits of the Bank are presently insured by the SAIF, which together with the Bank Insurance Fund (the "BIF") are the two insurance funds administered by the Federal Deposit Insurance Corporation (the "FDIC"). The legislation requires a one-time assessment of approximately 65.7 cents per $100 of SAIF insured deposits held by the Bank at March 31, 1995. The legislation is intended to fully recapitalize the SAIF fund so that commercial bank and thrift deposits will be charged the same FDIC premiums after the year 1999.
         Management anticipates that deposit insurance premiums in future quarters will be significantly reduced from the current premium applicable to SAIF deposits. For calendar years 1997 through 1999, an annual assessment of approximately 6.5 cents (versus a current annual SAIF insurance premium of 23 cents) per $100 of insured deposits, will be assessed upon SAIF insured deposits. Accordingly, beginning January 1, 1997, the annual after tax decrease in premiums is expected to be approximately $365,000 for the Bank based on the June 30, 1996 SAIF assessment base.
         The Company also announced it will pay a cash dividend of $0.095 per share for the quarter ended September 30, 1996. The dividend will be payable on November 22, 1996 to stockholders of record on November 8, 1996. The quarterly cash dividend was increased 5.5% over the prior quarter's regular cash dividend of $0.090 per share. WesterFed Financial Corporation has increased regular cash dividends every quarter since becoming a public company.

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         President/Chief Executive Officer Lyle R. Grimes stated, "This has been an eventful first quarter for WesterFed Financial Corporation. On September 25, 1996 we announced the signing of a definitive agreement whereby Security Bancorp ("Security") (NASDAQ: SFBM) will be acquired by WesterFed and on September 30 the federal legislation was enacted to recapitalize the SAIF insurance fund. While the special $2.3 million assessment significantly reduced our first quarter earnings, the reduced premiums will add significantly to future earnings beginning in 1997.
         Total assets of the Company increased $2.2 million to $566.1 million at September 30, 1996 from $563.9 million at June 30, 1996. This increase in assets was primarily the result of a $3.0 million increase in loans receivable and loans held for sale and a $3.3 million increase in investment securities, Federal Home Loan Bank of Seattle stock and other interest earning assets, partially offset by a $4.5 million decrease in mortgage-backed securities. The $2.2 million increase was funded primarily by an increase of $4.6 million in borrowed funds, a $2.9 million increase in advances from borrowers for taxes and insurance and a $2.7 million increase in accrued expenses and other liabilities, partially offset by a $7.2 million decrease in deposits.
         Net income decreased $1.3 million from $1.1 million for the quarter ended September 30, 1995 to a loss of $200,000 for the quarter ended September 30, 1996. The $1.3 million reduction in earnings was the result of the $2.3 million pre-tax, or $1.4 million after tax, special assessment to recapitalize the SAIF insurance fund.
         Without the $1.4 million after tax assessment, earnings would have increased $100,000, or 9.1%, to $1.2 million for the quarter ended September 30, 1996 from $1.1 million for the quarter ended September 30, 1995. The $100,000 increase was the result of an increase in net interest income after provision for loan losses of $400,000, non-interest expense decrease of $200,000 offset a decrease in non-interest income of $300,000 and $200,000 income tax expense on the related income. The increase in net interest income was primarily the result of an increase in average net earning assets of $1.4 million to $65.8 million during the quarter ended September 30, 1996 from $64.4 million during the quarter ended September 30, 1995. In addition, the net interest margin (net interest income divided by average interest earning assets) increased to 3.43% during the quarter ended September 30, 1996 from 3.12% during the quarter ended September 30, 1995. The $300,000 decrease in non-interest income is due primarily to a $302,000 decrease in net gain on sale of loans and securities available-for-sale. The $200,000 decrease in non-interest expense, before the $2.3 million SAIF assessment, was primarily the result of a $109,000 decrease in marketing and advertising and a $104,000 decrease in other

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non-interest expense. Non-interest expense for the quarter ended September 30,
1996 was $3.4 million without the SAIF assessment, an 8.1% reduction from the $3.7 million reported for the quarter ended June 30, 1996 and a 5.6% decrease from the $3.6 million reported for the quarter ended September 30, 1995.
         Total loans increased $3.0 million to $371.2 million at September 30, 1996 from $368.2 million at June 30, 1996. Real estate mortgage loans decreased $4.1 million while consumer loans increased $7.1 million. Real estate loan originations declined to $23.9 million during the quarter ended September 30, 1996 from $28.0 million and $38.6 million for the quarters ended June 30, 1996 and September 30, 1995 respectively primarily due to a decline in refinancing activity, slight slowdown in new construction and home sales and increased mortgage lending competition. Consumer loan originations increased to $14.1 million during the quarter ended September 30, 1996 from $12.3 million and $6.8 million for the quarters ended June 30, 1996 and September 30, 1996 respectively.
         Deposits decreased $7.2 million to $343.0 million at September 30, 1996 from $350.2 million at June 30, 1996. NOW and Money Market accounts decreased $2.7 million, Passbook accounts decreased $1.5 million and Certificates of Deposit decreased $3.0 million. While the Bank pays competitive interest rates, management believes it is not prudent to pay deposit rates beyond normal treasury spreads while the Bank's regulatory liquidity remains strong at 10.6%. The weighted average rate paid during the quarter on deposits decreased to 4.47% during the quarter ended September 30, 1996 from 4.49% during the quarter ended June 30, 1996 and 4.62% during the quarter ended September 30, 1995. The interest rate spread increased to 2.70% at September 30, 1996 from 2.67% at June 30, 1996 and 2.44% at September 30, 1995.
         President Grimes stated, "Asset quality remains strong with no real estate owned on the books for the second year in a row. While non-performing assets increased $558,000, of which $170,000 was due to a change in the reporting of loans secured 100% by savings account balances, total non-performing assets as a percentage of total assets remained low at only 0.22%."
         The Company announced the adoption of a Dividend Reinvestment and Stock Purchase Plan which was implemented during the first quarter ended September 30, 1996. This plan will enable shareholders of record to apply dividends paid on common stock toward the purchase of additional shares. An option to make quarterly cash payments to purchase additional shares is also part of the plan. Grimes stated, "The Plan is a convenient and economical way for shareholders to increase their ownership of WesterFed Financial Corporation's common stock."

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         WesterFed Financial Corporation's only subsidiary, Western Federal
Savings Bank of Montana, Montana's largest savings bank, operates 19 branch offices and one loan servicing center in the following Montana cities: Missoula, Hamilton, Helena, East Helena, Bozeman, Great Falls, Conrad, Lewistown, Miles City, Hardin and Billings.

FOOTNOTE 1 -
         1995 earnings per share have been restated to reflect the effect of a decrease in the weighted average shares outstanding as a result of applying the treasury stock method to common stock equivalents.
         The per share earnings were previously reported at $0.24 per share for the quarter ended September 30, 1995. This restatement did not result in a material change to the historical earnings per share trend line.

CONTACT:                   Dale W. Brevik, Vice President/Marketing
                           James A. Salisbury, Treasurer/Chief Financial Officer
                           (406) 721-5254

CONSOLIDATED BALANCE SHEETS
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)


                                                        September 30,   June 30,
                       ASSETS                               1996          1995
                                                         ---------    ---------

Cash and due from banks                                  $   6,256    $   7,829
Interest-bearing due from banks                              6,030        5,470
                                                         ---------    ---------
  Cash and cash equivalents                                 12,286       13,299

Interest-bearing deposits                                    5,103        3,000
Investment securities available-for-sale                    40,223       35,637
Investment securities, at amortized cost
  (estimated market value of $6,897 at
  Sept. 30, 1996 and $9,399 at June 30, 1996)                6,851        9,347
Stock in Federal Home Loan Bank, at cost                     7,622        7,471
Mortgage-backed securities available-for-sale               42,386       44,909
Mortgage-backed securities, at amortized
  cost (estimated market value of $57,913 at
  Sept. 30, 1996 and $59,361 at June 30, 1996)              58,023       60,038
Loans available-for-sale                                     4,768        3,967
Loans receivable, net                                      366,460      364,226
Accrued interest receivable                                  3,733        3,695
Premises and equipment, net                                 13,995       13,758
Cash surrender value of life insurance
  policies                                                   3,220        3,183
Other assets                                                 1,439        1,401
                                                         ---------    ---------
       Total assets                                      $ 566,109    $ 563,931
                                                         =========    =========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Deposits                                               $ 342,986    $ 350,212
  Borrowed funds                                           130,351      125,838
  Advances from borrowers for taxes
     and insurance                                           6,217        3,255
  Income taxes                                               1,899        1,961
  Accrued interest payable                                   1,195        1,219
  Accrued expenses and other liabilities                     5,172        2,839
                                                         ---------    ---------
       Total liabilities                                   487,820      485,324
                                                         ---------    ---------
Stockholders' Equity:
  Preferred stock, $.01 par value:
     5,000,000 shares authorized-
     none outstanding                                         --           --
  Common stock, $.01 par value:
     10,000,000 shares authorized-
     4,395,108 shares outstanding at
     Sept. 30, 1996 and 4,395,204 shares
     outstanding at June 30, 1996                               46           46
  Additional paid-in capital                                45,499       45,451
  Common stock acquired by ESOP/RRP                         (3,382)      (3,558)
  Treasury stock, at cost                                   (3,080)      (3,079)
  Net unrealized gain on securities
     available-for-sale                                       (196)        (226)
  Retained earnings, substantially restricted               39,402       39,973
                                                         ---------    ---------
       Total stockholders' equity                           78,289       78,607
                                                         ---------    ---------
       Total liabilities and stockholders'
          equity                                         $ 566,109    $ 563,931
                                                         =========    =========

       Book value per share                              $   17.81    $   17.88
                                                         =========    =========

CONSOLIDATED STATEMENTS OF INCOME
WESTERFED FINANCIAL CORPORATION AND SUBSIDIARIES
(Dollars in thousands, except share and per share data)

                                                           (Unaudited)
                                                        Three Months Ended
                                                           September 30,
                                                       1996            1995
                                                   -----------     -----------
Interest Income:
 Loans receivable                                  $     7,710     $     6,624
 Mortgage-backed securities available-for-sale             729           1,015
 Mortgage-backed securities                              1,037           1,368
 Investment securities available-for-sale                  690             858
 Investment securities                                     153             232
 Interest-bearing deposits                                 228             265
 Other                                                      46              44
                                                   -----------     -----------
  Total interest income                                 10,593          10,406
                                                   -----------     -----------
Interest expense:
 NOW and money market demand                               382             446
 Savings                                                   474             494
 Certificates of deposit                                 3,009           3,061
 Advances from FHLB-Seattle and other borrowed
  funds                                                  2,085           2,157
                                                   -----------     -----------
  Total interest expense                                 5,950           6,158
                                                   -----------     -----------
  Net interest income                                    4,643           4,248
 Provision for loan losses                                  15            --
                                                   -----------     -----------
  Net interest income after provision for
   loan losses                                           4,628           4,248
                                                   -----------     -----------
Non-interest income:
 Loan origination fees                                     125             133
 Service fees                                              566             509
 Net gain on sale of loans and securities
  available-for-sale                                       109             411
 Other                                                      35              36
                                                   -----------     -----------
  Total non-interest income                                835           1,089
                                                   -----------     -----------
Non-interest expenses:
 Compensation and employee benefits                      1,887           1,884
 Net occupancy expense of premises                         223             213
 Equipment and furnishings expense                         192             138
 Data processing expense                                   165             150
 Federal insurance premium                                 211             201
 SAIF special assessment                                 2,297            --
 Marketing and advertising                                  36             145
 Net expense (income) from operation of real
  estate owned                                            --              --
 Other                                                     720             868
                                                   -----------     -----------
 Total non-interest expense                              5,731           3,599
                                                   -----------     -----------
 (Loss) income before income taxes                        (268)          1,738

Income taxes                                                89            (670)
                                                   -----------     -----------
 Net (loss) income (1)                             $      (179)    $     1,068
                                                   ===========     ===========

Net (loss) income per share                        $     (0.04)    $      0.25
                                                   ===========     ===========
Dividends per share                                      0.095     $     0.075
                                                   ===========     ===========
Dividend payout ratio before SAIF
 assessment                                              28.88%          30.00%
                                                   ===========     ===========
Weighted average common shares outstanding for
 earnings per share                                  4,260,452       4,254,029
                                                   ===========     ===========

(1) September 1996 includes approximately $1,414 special SAIF assessment net of tax at 38.5%

Selected Financial Ratios and Other Data:

                                                             (Unaudited)
                                                          Three Months Ended
                                                          ------------------
                                                             September 30,
                                                            1996      1995
                                                           ------    ------

Performance Ratios:
  Return on assets (ratio of net income to average total
   assets) (1)                                              (0.13)%   0.75%
  Return on assets before SAIF special assessment (1)        0.87      0.75
  Return on equity (ratio of net income to average
   equity) (1)                                              (0.91)     5.64
  Return on equity before SAIF special assessment (1)        6.25      5.64

  Interest rate spread information:
     Average during period                                   2.83      2.51
     End of period                                           2.70      2.44
  Net interest margin(1)(2)                                  3.43      3.12
  Ratio of non-interest expense to avg. total assets (1) 4.14 2.64 Ratio of non-interest expense without SAIF special
   assessment to avg. total assest (1)                       2.52      2.64

Asset Quality Ratios:
  Non-performing assets to total assets, at end of period    0.22      0.06
  Total allowance for loan losses to total
   non-performing assets (3)                               157.19    552.47

Capital Ratios:
  Stockholders' equity to total assets, at end of period    13.83     13.36
  Average equity to average assets                          13.91     13.33
  Ratio of average interest-earning
   assets to average interest-bearing liabilities          113.82    113.43
--------------------------------------------------------------------------------
(1) Annualized
(2) Net interest income divided by average interest-earning assets
(3) Includes non-performing and foreclosed assets